UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2010

TEAM, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hermann Drive

Alvin, Texas 77511

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 3, 2010, Team, Inc. (“Team” or the “Company”) completed the acquisition of Quest Integrity Group, LLC, a Delaware limited liability company (“Quest Integrity”), by entering into a Membership Interest Purchase Agreement (the “Agreement with Principals”), dated November 2, 2010, with TQ Acquisition, Inc., a newly formed Texas corporation and wholly-owned subsidiary of Team (“TQ Acquisition”), Quest Integrity, and John Zink Holdings, Inc., a Texas corporation (“JZH”), Ring Mountain Capital, LLC, a California limited liability company (“Ring Mountain”), Quest Integrated, Inc., a Washington corporation (“Qi2”), Alexius Group II, LLC, a Delaware limited liability company (“Alexius”), Milton J. Altenberg (“Altenberg”) and Todd Katz (“Katz”, and together with Ring Mountain, Qi2, Alexius and Altenberg, the “Quest Principals” and together with JZH, the “Sellers”), and a Membership Interest Purchase Agreement with TQ Acquisition and the other members of Quest Integrity (the “Agreement with Non-Principals”) listed in Exhibit A to the Agreement with Principals (the “Quest Non-Principals”). The Agreement with Principals and the Agreement with Non-Principals are referred to collectively, as the “Purchase Agreements”. Pursuant to the terms of the Purchase Agreements, Team purchased all of the outstanding membership interests of Quest Integrity for $42.6 million, consisting of a cash payment of $39.1 million to JZH, the Quest Principals and Quest Non-Principals, and the issuance of $3.5 million in Team restricted common stock (186,320 shares) and 5,000 shares of Class B common stock of TQ Acquisition, representing a 5% ownership interest in TQ Acquisition, to the Quest Principals and Quest Non-Principals. Team owns 95% of TQ Acquisition. Pursuant to Put/Call Option Agreements dated November 2, 2010, by and between Team and each of the Quest Principals and the Quest Non-Principals (the “Put/Call Option Agreement”), Team expects to purchase the remaining 5% of TQ Acquisition in 2015 for a purchase consideration based upon the future performance of Quest Integrity. Future consideration would be for a value of no less than $2.4 million payable in Team common stock.

The purchase was financed through additional borrowings from Team’s existing $135 million senior credit facility and the acquisition is expected have a neutral impact on reported earnings during the first year as part of Team. For calendar year 2010, Quest Integrity revenues and EBITDA are estimated to be approximately $22 million and $5 million, respectively.

The Purchase Agreements contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements. Both Team and the Sellers have agreed to indemnify the other party against certain losses, subject to certain limitations. The Quest Principals have agreed that the shares of restricted Team common stock received pursuant to the Agreement with Principals will be held in an indemnification fund. Any valid claims for indemnification made by Team against the Quest Principals shall be first paid from these shares. In addition to the indemnification fund, Altenberg and affiliates of JZH and Ring Mountain have provided Guaranty agreements to support their respective indemnification obligations.

The foregoing description of the Agreement with Principals, Agreement with Non-Principals, Put-Call Option Agreement and Guaranty agreements do not purport to be complete and are qualified in its entirety by reference to the full text of the Agreement with Principal, form of Agreement with Non-Principals, form of Put/Call Option Agreement and Guaranty agreements filed herewith as Exhibits 2.1, 2.2, 10.1, 10.2, 10.3 and 10.4 respectively, and are incorporated herein by reference.

On November 3, 2010, Team issued a press release announcing the completion of the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 3, 2010, Team completed the acquisition of Quest Integrity. The disclosure under Item 1.01 is incorporated by reference in this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

An aggregate of 186,320 million shares of Team common stock were issued to the Quest Principals and the Quest Non-Principals in exchange for all of the issued and outstanding membership interests of Quest Integrity pursuant to the Agreement with Principals and Agreement with Non-Principals, described in Item 1.01 above, and incorporated herein by reference. The share issuance was made pursuant to the exemption available under Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.

The press release announcing the completion of the acquisition also announced that management would host a conference call to discuss the transactions referenced in this Form 8-K. The Company has also updated its investor presentation materials to reflect the acquisition of Quest Integrity by adding presentation slides pertaining to the transaction to the Company’s investor presentation, which are attached hereto as Exhibit 99.2. The investor presentation materials, with the new slides pertaining to the transaction, are available in their entirety on the Company’s website at www.teamindustrialservices.com.

The information in this Item 7.01, including Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, if necessary, Team will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, if necessary, Team will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit no.	Description

2.1*	Membership Interest Purchase Agreement dated November 2, 2010, by and among Team, Inc., TQ Acquisition, Inc., Quest Integrity Group, LLC, and John Zink Holdings, Inc., Ring Mountain Capital, LLC, Quest Integrated, Inc., Alexius Group II, LLC, Milton J. Altenberg and Todd Katz.

2.2*	Form of Membership Interest Purchase Agreement dated November 2, 2010, by and among Team, Inc., TQ Acquisition, Inc. and each of the other members of Quest Integrity Group, LLC listed on Exhibit A to the Membership Interest Purchase Agreement dated November 2, 2010, by and among Team, Inc., TQ Acquisition, Inc., Quest Integrity Group, LLC, and John Zink Holdings, Inc., Ring Mountain Capital, LLC, Quest Integrated, Inc., Alexius Group II, LLC, Milton J. Altenberg and Todd Katz.

10.1*	Form of Put-Call Option Agreement dated November 2, 2010.

10.2	Guaranty, dated as of November 2, 2010, made by KG Holding, LLC for the benefit of Team, Inc.

10.3	Guaranty, dated as of November 2, 2010, made by Milton J. Altenberg for the benefit of Team, Inc.

10.4	Guaranty, dated as of November 2, 2010, made by Jeffrey L. Ott for the benefit of Team, Inc.

99.1	Press release dated November 2, 2010.

99.2	Investor presentation slides pertaining to the acquisition of Quest Integrity Group, LLC.

*	The schedules and exhibits to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Team agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.

This 8-K includes forward-looking statements and projections. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. Important factors that could cause actual results to differ materially from the projections, anticipated results or other expectations herein are enumerated in the Company’s Securities and Exchange Commission filings. While the Company makes these statements and projections in good faith, neither the Company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ Ted W. Owen
Ted W. Owen
Executive Vice President – Chief Financial Officer

Dated: November 3, 2010

EXHIBIT INDEX

Exhibit no.	Description

2.1*	Membership Interest Purchase Agreement dated November 2, 2010, by and among Team, Inc., TQ Acquisition, Inc., Quest Integrity Group, LLC, and John Zink Holdings, Inc., Ring Mountain Capital, LLC, Quest Integrated, Inc., Alexius Group II, LLC, Milton J. Altenberg and Todd Katz

2.2*	Form of Membership Interest Purchase Agreement dated November 2, 2010, by and among Team, Inc., TQ Acquisition, Inc. and each of the other members of Quest Integrity Group, LLC listed on Exhibit A to the Membership Interest Purchase Agreement dated November 2, 2010, by and among Team, Inc., TQ Acquisition, Inc., Quest Integrity Group, LLC, and John Zink Holdings, Inc., Ring Mountain Capital, LLC, Quest Integrated, Inc., Alexius Group II, LLC, Milton J. Altenberg and Todd Katz

10.1*	Form of Put-Call Option Agreement dated November 2, 2010

10.2	Guaranty, dated as of November 2, 2010, made by KG Holding, LLC for the benefit of Team, Inc.

10.3	Guaranty, dated as of November 2, 2010, made by Milton J. Altenberg for the benefit of Team, Inc.

10.4	Guaranty, dated as of November 2, 2010, made by Jeffrey L. Ott for the benefit of Team, Inc.

99.1	Press release dated November 2, 2010

99.2	Investor presentation

*	The schedules and exhibits to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Team agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.